Exhibit 4.2

RESTORATION HARDWARE HOLDINGS, INC.

2012 EQUITY REPLACEMENT PLAN

SECTION 1. Purposes. The sole purpose of this Restoration Hardware Holdings, Inc. 2012 Equity Replacement Plan is to provide for the grant of Shares to individuals who were originally participants of the former Home Holdings, LLC Amended and Restated 2008 Team Resto Ownership Plan (the “TROP”). The Plan shall only be used in connection with stock grants to former participants in the TROP in exchange for profits interests granted under the TROP. All Replacement Awards granted under the Plan shall be subject to the terms of the Plan except to the extent the Plan is expressly modified by the terms of the applicable Award Agreement.

SECTION 2. Definitions. Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary:

(a) “Affiliate” shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

(b) “Award Agreement” shall mean the written agreement or other instrument evidencing the grant of a Replacement Award, including any amendments thereto. An Award Agreement may be in the form of an agreement to be executed by both the Grantee and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” shall mean, except as set forth in the terms of any Award Agreement or other written employment or advisory agreement between the Company and the applicable Participant, a finding by the Committee, with respect to the termination by the Company or an Affiliate of a Participant’s Continuous Service, that the Participant (i) committed theft, dishonesty or falsification of any documents or records related to the Company or any of its Affiliates; (ii) improperly used or disclosed the Company’s or any of its Affiliate’s confidential or proprietary information; (iii) took any action which has a material detrimental effect on the reputation or business of the Company or any of its Affiliates; (iv) failed or was unable to perform any reasonable assigned duties, provided, however, that if such failure or inability is reasonably capable of being cured, the Participant is provided with a reasonable opportunity to cure such failure or inability; (v) materially breached any employment or service agreement between the Participant and the Company or any of its Affiliates or applicable policy of the Company or any of its Affiliates, which breach is not cured pursuant to the terms of such agreement or policy; or (vi) was convicted (including any plea of guilty or nolo contendere) of any criminal act that, in the determination of the Board, impairs the Participant’s ability to perform his or her duties with the Company or any of its Affiliates.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(f) “Committee” shall mean the Board or a committee comprised of any single director or more than one director designated by the Board to administer the Plan.

(g) “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

(h) “Continuous Service” shall mean the Participant’s service with the Company or an Affiliate, whether as an employee, director or consultant, which is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, consultant or director or a change in the entity for which the Participant renders such service. For example, a change in status from an employee of the Company to a consultant of an Affiliate or a director will not constitute an interruption or termination of Continuous Service. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any approved leave of absence, whether paid or unpaid, including sick leave, military service or any other personal leave.

(i) “Disability” shall mean that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company or its Affiliates; provided, however, that if Disability is defined differently in a Participant’s employment agreement (if any), such definition of Disability shall apply to that Participant for purposes of the Plan.

(j) “Fair Market Value” means, except in respect of calculations pursuant to Section 6(c) of this Plan, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair

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Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii) above, the Fair Market Value thereof shall be determined by the Committee in good faith.

Notwithstanding anything herein to the contrary, for all purposes under Section 6(c) of this Plan, “Fair Market Value” shall mean, as of any applicable date, the fair market value of the Common Stock, as determined in good faith by the Committee, in its sole and absolute discretion (taking into account all of the terms applicable to the Replacement Award, including the Selling Restrictions).

(k) “Good Reason” shall have the meaning ascribed to such term in any Award Agreement or other written employment or advisory services agreement between the Company and the applicable Participant.

(l) “Grant Date” shall mean the date on which Replacement Awards are granted to a Participant, which shall be set forth in the applicable Award Agreement.

(m) “Initial Public Offering” shall mean the first underwritten public offering and sale of common equity securities of the Company (or its successor) pursuant to an effective registration statement on Form S-1 (or any successor form) under the Securities Act (or any successor or comparable law).

(n) “Participant” shall mean any individual described in Section 5 who is selected by the Committee to receive a Replacement Award under the Plan.

(o) “Person” shall have the meaning given in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934.

(p) “Plan” shall mean this Restoration Hardware Holdings, Inc. 2012 Equity Replacement Plan, as may be amended from time to time.

(q) “Replacement Award” shall mean a grant of Shares issued to former participants in the TROP in exchange for profits interests granted under the TROP.

(r) “Selling Restrictions” shall mean the restrictions described in Section 6(b) of this Plan.

(s) “Share” shall mean a share of Common Stock.

SECTION 3. Administration.

(a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred

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on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the Replacement Awards to be granted to any Participant; (iii) determine the terms and conditions of any Replacement Awards; (iv) determine the value of any Replacement Award; (v) to approve forms of Award Agreements for use under the Plan; (vi) interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in the Plan, any Award Agreement, and any instrument or agreement relating to, or Replacement Award granted under, the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (viii) amend or modify outstanding Award Agreements; provided, however, that no such amendment shall affect adversely any right of a Participant with respect to Replacement Awards granted under the Plan without such Participant’s consent; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, whether or not expressly set forth herein.

(b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Replacement Award shall be within the sole and absolute discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, and any holder or beneficiary of any Replacement Award.

(c) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Replacement Award hereunder.

(d) In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees of the Company, members of the Board and any officers or employees to whom authority to act for the Board is delegated by the Committee or the Company shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Replacement Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

SECTION 4. Shares Available Under the Plan.

(a) Shares Available. Subject to adjustment as set forth in Section 4(b), the aggregate number of Shares issuable pursuant to all Replacement Awards under this Plan is 2,341,250. The Shares issued pursuant to Replacement Awards granted under this Plan may be Shares that are authorized and unissued or Shares that were reacquired by the Company, including Shares

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purchased in the open market. Any Shares covered by a Replacement Award (or portion of a Replacement Award) which is forfeited, canceled or expires for any reason whatsoever shall be deemed to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under this Plan and shall not be available for issuance pursuant to additional awards under the Plan.

(b) Adjustments. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Replacement Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Replacement Awards have yet been granted, as well as any other terms that the Committee determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration” or (iv) any distribution of cash or other assets to stockholders other than a normal cash dividend (collectively “adjustments”). In connection with the foregoing adjustments, the Committee may, in its discretion, prohibit the issuance of Shares, cash or other consideration pursuant to Replacement Awards during certain periods of time. Such adjustments shall be made by the Committee and its determination shall be final, binding and conclusive. Except as the Committee determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number of Shares subject to a Replacement Award.

SECTION 5. Eligibility. Officers, key employees, directors and consultants of the Company or any of its Affiliates shall be eligible to be designated as Participants by the Committee. Advisors to the Company shall be treated as consultants for all purposes of this Plan with the approval of the Committee.

SECTION 6. Replacement Awards.

(a) Replacement Awards. The Committee shall have sole and complete authority to determine the Participants to whom Replacement Awards shall be granted and such Replacement Awards shall be granted effective as of the effective date of this Plan.

(b) Selling Restrictions. The Shares described as subject to Selling Restrictions in the applicable Award Agreement may not be transferred by any Participant until the earlier of (i) twenty (20) years following the effective date of the Initial Public Offering; or (ii) either (A) for certain Shares so designated in the applicable Award Agreement, the date(s) set forth in the applicable Award Agreement; or (B) for certain other Shares so designated in the applicable Award Agreement, the date on which the Fair Market Value of the Common Stock

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reaches and remains for ten (10) consecutive trading days at a level set forth in the applicable Award Agreement (such price, the “Lapse Price”).

(c) Termination of Continuous Service.

(i) In the event a Participant’s Continuous Service is terminated by the Company or an Affiliate (A) for Cause (other than pursuant to clause (iv) or (v) of the definition of Cause or its equivalent specified in the applicable Award Agreement), any vested Shares granted to such Participant hereunder that remain subject to the Selling Restrictions shall be deemed reconveyed to the Company for no cash or other consideration and the Company shall thereafter be the legal and beneficial owner of such Shares and shall have all rights and interest in or related thereto without further action by any Participant and (B) for Cause (pursuant to any clause of the definition of Cause or its equivalent specified in the applicable Award Agreement), any unvested Shares granted to such Participant hereunder shall be deemed reconveyed to the Company for no cash or other consideration.

(ii) In the event a Participant’s Continuous Service is terminated by the Company or an Affiliate for Cause pursuant to clause (iv) or (v) of the definition of Cause (or its equivalent specified in the applicable Award Agreement), the Company shall have the right, for a period of ninety (90) days commencing on the latest of (x) the date of such termination or (y) the date that is six months following the effective date of the Initial Public Offering to purchase from such Participant any Shares issued to such Participant hereunder that remain subject to the Selling Restrictions as of the date of such termination for their Fair Market Value as of the repurchase date. The purchase price payable by the Company under this Section 6(c)(ii) may be paid in lump sum in cash on the date of exercise of the repurchase right or, in the Committee’s sole discretion, on a deferred basis by an unsecured promissory note providing for interest at a rate appropriate for the Company’s credit risk as of the repurchase date, a term of up to ten years from the date of repurchase and such other terms and conditions as determined by the Committee (including restrictions on assignment and transferability). In the event the Company elects to pay such purchase price with a note, the Participant may elect to forgo such payment and convey the Shares to the Company for no additional cash consideration. In the event the Company fails to exercise its repurchase right within the applicable ninety (90) day period set forth in this Section 6(c)(ii), the Selling Restrictions then applicable to any vested Shares held by such Participant and with respect to which the repurchase right has lapsed shall continue to lapse in accordance with the existing terms of the applicable Replacement Award following the expiration of such ninety (90) day period.

(iii) In the event a Participant’s Continuous Service is terminated by the Company or an Affiliate without Cause or by the Participant for Good Reason (if the employment or services agreement entered into between the Company and the Participant contains such a provision), or is terminated on account of the Participant’s death or Disability, (A) any unvested Shares issued to such Participant hereunder shall cease to vest and shall be deemed reconveyed to the Company for no cash or other consideration, and (B) the Company shall have the right, for a period of ninety (90) days commencing on the latest of (x) the date of such termination or (y) the date that is six months following the effective date of the Initial Public Offering to purchase from such Participant any vested Shares issued to such Participant hereunder that remain subject to the Selling Restrictions as of the date of such termination for

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their Fair Market Value as of the repurchase date. The purchase price payable by the Company under this Section 6(c)(iii) shall be paid in lump sum in cash on the date of exercise of the repurchase right. In the event the Company fails to exercise its repurchase right within the applicable ninety (90) day period set forth in this Section 6(c)(iii), the Selling Restrictions then applicable to any vested Shares held by such Participant and with respect to which the repurchase right has lapsed shall continue to lapse in accordance with the existing terms of the applicable Replacement Award following the expiration of such ninety (90) day period.

(iv) In the event a Participant’s Continuous Service is terminated by the Participant for any reason (or without Good Reason if the employment or services agreement entered into between the Company and the Participant contains such a provision), (A) any unvested Shares issued to such Participant hereunder shall cease to vest and shall be deemed reconveyed to the Company for no cash or other consideration, and (B) the Company shall have the right, for a period of ninety (90) days commencing on the latest of (x) the date of such termination or (y) the date that is six months following the effective date of the Initial Public Offering to purchase from such Participant any vested Shares issued to such Participant hereunder that remain subject to the Selling Restrictions as of the date of such termination for their Fair Market Value as of the repurchase date. The purchase price payable by the Company under this Section 6(c)(iv) may be paid in lump sum in cash on the date of exercise of the repurchase right or, in the Committee’s sole discretion, on a deferred basis by an unsecured promissory note providing for interest at a rate appropriate for the Company’s credit risk as of the repurchase date. The term of any such promissory note shall be (1) up to ten years from the date of repurchase if such termination occurs prior to the first anniversary of the effective date of the Initial Public Offering, (2) up to eight years from the date of repurchase if such termination occurs after the first, but prior to the second anniversary of the effective date of the Initial Public Offering, (3) up to five years from the date of repurchase if such termination occurs after the second, but prior to the third anniversary of the effective date of the Initial Public Offering and (4) up to one year from the date of repurchase if such termination occurs after the third anniversary of the effective date of the Initial Public Offering. The promissory note shall contain such other terms and conditions as determined by the Committee (including restrictions on assignment and transferability). In the event the Company elects to pay such purchase price with a note, the Participant may elect to forgo such payment and convey the Shares to the Company for no additional cash consideration. In the event the Company fails to exercise its repurchase right within the applicable ninety (90) day period set forth in this Section 6(c)(iv), the Selling Restrictions then applicable to any vested Shares held by such Participant and with respect to which the repurchase right has lapsed shall continue to lapse in accordance with the existing terms of the applicable Replacement Award following the expiration of such ninety (90) day period.

SECTION 7. Amendment and Termination. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that any such amendment, alteration, suspension, discontinuance, or termination that would materially adversely affect the rights of any Participant or other holder of a Replacement Award theretofore granted shall not to that extent be effective without the consent of the affected Participant or holder.

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SECTION 8. General Provisions.

(a) Nontransferability of Replacement Awards. No unvested Shares, or vested Shares subject to Selling Restrictions issued hereunder, will be transferable except by will or by the laws of descent and distribution.

(b) No Right to Replacement Awards. No Person shall have any claim to be granted any Replacement Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Replacement Awards. The terms and conditions of Replacement Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(c) Certificates. All certificates, if any, evidencing Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are then listed, any applicable federal, state or foreign laws, any investor rights agreement or other agreement affecting the Shares, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Delegation. Subject to the terms of the Plan, the provisions of any Award Agreement and applicable law, the Committee may delegate to one or more officers or employees of the Company, or to a committee of such officers or employees, the authority, subject to such terms and limitations as the Committee shall determine, to grant Replacement Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Replacement Awards held by Participants.

(e) Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and hereby is authorized to withhold from any payment due or transfer made under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, securities, or other property) of any applicable withholding taxes (calculated at the statutory minimum amount for such withholding) in respect of a Replacement Award, or any payment or transfer under a Replacement Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(f) Award Agreements. Each Replacement Award hereunder shall be evidenced by an Award Agreement which shall be delivered to and executed by the Participant (provided, however, that such execution by the Participant shall not be a condition precedent to the grant of a Replacement Award hereunder) and shall specify the terms and conditions of the Replacement Award and any rules applicable thereto.

(g) Limitation of Liability. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the

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Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(h) No Right to Employment or Other Continued Service. The Plan shall not confer upon any Participant any right with respect to the Participant’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or an Affiliate to terminate the Participant’s Continuous Service at any time, with or without Cause with or without notice. The ability of the Company or any Affiliate to terminate the employment of a Participant who is employed at will is in no way affected by its determination that the Participant’s Continuous Service has been terminated for Cause for the purposes of this Plan.

(i) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to choice of law principles.

(j) Severability. If any provision of the Plan or any Replacement Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person, or would disqualify the Plan or any Replacement Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws to the extent necessary to give maximum effect to such provision, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Replacement Award, such provision shall be stricken as to such jurisdiction, or Person and the remainder of the Plan shall remain in full force and effect.

(k) Other Laws. The Committee may refuse to issue or transfer any Replacement Award or make any distribution, payment or other transfer of cash, securities or other property under a Replacement Award if, acting in its sole discretion, it determines that the issuance or transfer of such other amount might violate any applicable law or regulation.

(l) Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Affiliate shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.

(m) No Liability of Company. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt, repurchase, transfer, settlement of, or any other transaction involving, any Replacement Award granted hereunder.

(n) Non-Exclusivity of Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or the Company to adopt such other incentive arrangements as either may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.

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(o) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(p) Section 83(b) Election. A Participant may elect to make a protective election pursuant to Section 83(b) of the Code with respect to the vested Shares covered by a Replacement Award granted to such Participant that are subject to Selling Restrictions at the time of grant.

SECTION 9. Term of the Plan.

(a) Effective Date. The Plan shall be effective as of November 1, 2012.

(b) Expiration Date. No Replacement Award shall be granted under the Plan after the tenth anniversary of the effective date of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Replacement Award granted hereunder may, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Replacement Award or to waive any conditions or rights under any such Replacement Award shall, continue after such date.

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EMPLOYEE FORM OF AWARD AGREEMENT

FOR REPLACEMENT AWARDS UNDER THE

2012 EQUITY REPLACEMENT PLAN

Restoration Hardware Holdings, Inc.

15 Koch Road, Suite J

Corte Madera, CA 94952

[Date]

[Name]

[Address]

Dear [Name]:

In connection with the initial public offering (“IPO”) of Restoration Hardware Holdings, Inc. (“Company”), Home Holdings, LLC (“HH) and the Company will be cancelling all Units issued under the HH Amended and Restated 2008 Team Resto Ownership Plan (“TROP”) and replacing such Units with Awards under the Restoration Hardware Holdings, Inc. 2012 Equity Replacement Plan (“Plan”). The Plan and this award agreement, including Appendix A attached hereto (“Award Agreement”), outline the terms of your replacement Award. Capitalized terms, unless otherwise defined herein, have the meaning given to such terms in the Plan.

Grant Date:	[—]

Replacement Award:	On the Grant Date, the Company hereby grants you an Award of [—] Shares in accordance with Section 6(a) of the Plan, of which [—] Shares are subject to Selling Restrictions as set forth below.

Vesting:	The Shares subject to this Award will be fully vested on the Grant Date.

Selling Restrictions:	Subject to Section 6(c) of the Plan, the Selling Restrictions will lapse with respect to the number of Shares set forth in the table below on the corresponding date:

	Number of Shares	Lapse Date
[—] Shares of Common Stock
[—] Shares of Common Stock
[—] Shares of Common Stock
[—] Shares of Common Stock

Subject to Section 6(c) of the Plan, the Selling Restrictions will lapse with respect to the number of Vested Shares set forth in the table below on the date on which the Ten Day Average Price has reached and remained for ten (10) consecutive trading days at the corresponding Lapse Price set forth below:

	Number of Shares	Lapse Date
	[—] Shares of Common Stock	[$—] per share

For purposes of this Award Agreement, “Ten Day Average Price” shall mean, as of any date, the average Fair Market Value of the Common Stock for the last ten (10) consecutive trading days, as determined after market close on the tenth (10th ) such consecutive trading day.

The Lapse Price shall be subject to adjustment for changes in capitalization as provided in Section 4(b) of the Plan. For purposes of clarity, the Selling Restrictions will lapse only once as to a particular installment attributable to attaining (for ten (10) consecutive trading days) a Ten Day Average Price equal to the Lapse Price and there shall be no requirement that the Fair Market Value of the Common Stock remain above the Lapse Price after such date.

Termination of Continuous Service:	This Award will be subject to repurchase at the option of the Company pursuant to Section 6(c) of the Plan in the event of your termination of Continuous Service.

The Award granted under this Award Agreement is subject to the terms of the Plan except to the extent the Plan is expressly modified by the terms of this Award Agreement. This Award Agreement is intended to set forth some of the material terms of your Award. Please review the attached Plan document carefully as it contains important additional terms applicable to your Award that are not set forth in this Award Agreement. You hereby acknowledge and agree that as a result of this Award Agreement, you have no equity or other ownership interest in HH, you are not a member of HH and you have no further rights or obligations under any operating agreement of HH.

Warm Regards,

RESTORATION HARDWARE HOLDINGS, INC

By:	By:
Name:	Name:
Title:	Title:

[Acknowledgement follows on next page.]

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I acknowledge receipt of this Award Agreement, a copy of the Plan and the terms contained herein. I acknowledge and agree that nothing in this Award Agreement or the Plan shall confer upon me any right with respect to continuation of my service, that this Award Agreement is not an employment contract, and that employment with the Company or an Affiliate thereof is on an “at will” basis and may be terminated by me or the Company or an Affiliate, as applicable, at any time, for any reason, subject to the terms of my employment or service agreement (if any) with Company or an Affiliate thereof. In addition, I acknowledge that neither the Company nor any Affiliate thereof is making any representation or guarantee as to the tax treatment or consequences of the grant, vesting, or sale of the Award granted to me hereunder, and that I have been advised by the Company to, and have, consulted my own individual tax advisor.

Acknowledged:

By:
Name:
Date:

[Appendix A follows on next page.]

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APPENDIX A

ADDITIONAL TERMS AND CONDITIONS

1. Legends. You understand and agree that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares subject to this Award together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN AWARD AGREEMENT BETWEEN THE COMPANY AND THE NAMED STOCKHOLDER. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT AND THE RESTORATION HARDWARE HOLDINGS, INC. 2012 EQUITY REPLACEMENT PLAN, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.

2. Stop Transfer Notices. In order to ensure compliance with the Selling Restrictions, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

3. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

4. Escrow of Stock. For purposes of facilitating the enforcement of the Selling Restrictions, you agree, immediately upon receipt of the certificate(s) for the Shares, to deliver the certificate(s) attributable to that portion of the Shares then subject to the Selling Restrictions, together with an Assignment Separate from Certificate in the form attached hereto as Exhibit A, executed in blank by you with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Shares are subject to the Selling Restrictions, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Award Agreement in accordance with the terms hereof. You hereby acknowledge that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to enter into this Award Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. You agree that the Shares subject to the Selling Restrictions may be held electronically in a book entry system maintained by the Company’s transfer agent or other third-party and that all the terms and conditions of this Section 4 applicable to certificated Shares will apply with the same force and effect to such electronic method for holding the Shares. You agree that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature

4

purported to be genuine and may resign at any time. Subject to the provisions of any security or lock-up agreement relating to your purchase or receipt of the Shares, upon the expiration of the Selling Restrictions, the escrow holder will transmit to you the certificate evidencing the Shares with respect to which the Selling Restrictions have lapsed.

5. Additional Securities and Distributions.

a. Any securities or cash received (other than a regular cash dividend) as the result of ownership of the Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other transaction described in Section 4(b) of the Plan, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Shares with respect to which they were issued, including, without limitation, the Selling Restrictions set forth in Section 6(e) of the Plan. You shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but you may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, you may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.

b. The Company shall disburse to you all regular cash dividends with respect to the Shares and Additional Securities (whether vested or not), less any applicable withholding obligations.

6. Taxes. You are ultimately liable and responsible for all taxes owed by you in connection with the Award, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Affiliate makes any representation or undertaking regarding the tax treatment of grant of the Award, the lapse of Selling Restrictions, or the subsequent sale of Shares subject to the Award. The Company and its Affiliates do not commit and are under no obligation to structure the Award to reduce or eliminate your tax liability.

7. Assignment. Whenever the Company shall have the right to repurchase Shares pursuant to Section 6(e) of the Plan, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations, to exercise all or a part of such repurchase right.

8. Entire Agreement. The Plan, this Award Agreement and any applicable lock-up agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. Should any provision of the

5

Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

9. Construction. The captions used in this Award Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

10. Section 83(b). You may choose to make a protective election pursuant to Section 83(b) of the Code with respect to the Shares subject to this Award that are subject to Selling Restrictions. Please consult with your own tax advisor regarding this matter.

[Exhibit A follows on next page.]

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EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto                     ,              (            ) shares of the Common Stock of Restoration Hardware Holdings, Inc., a Delaware corporation (the “Company”), standing in his name on the books of, the Company represented by Certificate No. herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock in the books of the Company with full power of substitution.

DATED:

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned.]

7

FORM OF AGREEMENT FOR CERTAIN EXECUTIVES

FOR REPLACEMENT SHARES UNDER THE

2012 EQUITY REPLACEMENT PLAN

Restoration Hardware Holdings, Inc.

15 Koch Road, Suite J

Corte Madera, CA 94952

[Date]

[Name]

[Address]

Dear [Name]:

In connection with the initial public offering (“IPO”) of Restoration Hardware Holdings, Inc. (the “Company”), (i) Home Holdings, LLC (“HH”) will contribute to the Company all of the issued and outstanding shares of Restoration Hardware. Inc. (the “Operating Company”), in exchange for which the Company shall issue new shares of its common stock (the “Common Stock”) to HH and as a result of which transactions the Company shall become a holding company that owns all of the capital stock of the Operating Company, and (ii) you will contribute to the Company all Units (the “Contributed Units”) issued under the HH Amended and Restated 2008 Team Resto Ownership Plan (“TROP”) and the Company will issue shares of its Common Stock to you under the Restoration Hardware Holdings, Inc. 2012 Equity Replacement Plan (“Plan”) in replacement of such Contributed Units. The Plan and this agreement, including Appendix A attached hereto (the “Agreement”), outline the terms of your replacement Shares. Capitalized terms, unless otherwise defined herein, have the meaning given to such terms in the Plan. [For GF: You are a consultant to the Company for purposes of the Plan.]

Grant Date:	[—]

Replacement Shares:	On the Grant Date, [—] shares of Common Stock (the “Shares”) are delivered to you in accordance with Section 6(a) of the Plan.

Fully Vested and Transferable

[—] Shares are fully vested and transferable (subject to the terms of any applicable lock-up agreement) and are not otherwise subject to Selling Restrictions.

Fully Vested and Subject to Time-Lapsing Selling Restrictions

[—] Shares are fully vested and subject to Selling Restrictions that are scheduled to lapse on certain date(s) as set forth below.

Fully Vested and Subject to Performance-Lapsing Selling Restrictions

[—] Shares are fully vested and subject to Selling Restrictions that are scheduled to lapse based on achievement of a certain Lapse Price as set forth below

The Shares subject to time-lapsing and performance-lapsing Selling Restrictions are referred to herein as the “Vested Shares”.

Unvested Shares

The remaining [—] Shares are not subject to Selling Restrictions but are unvested as of the Grant Date and subject to the vesting schedule set forth below (the “Unvested Shares”).

Vesting Schedule for Unvested Shares:	Subject to your Continuous Service, the Unvested Shares subject to this Agreement will vest as follows:

3X Unvested Shares

[—] Unvested Shares (the “3X Unvested Shares”) will fully vest when the Ten Day Average Price for each of ten (10) consecutive trading days has equaled or exceeded $ (the “3X Target Price”). To the extent that the Ten Day Average Price for each of ten (10) consecutive trading days is less than the 3X Target Price but greater than $ (the “IPO Price”, and the difference between the IPO Price and the 3X Target Price, the “3X Target Spread”) on any trading day, the number of 3X Unvested Shares that will vest on such trading day will be determined on a proportionate (straight-line) basis by (a) multiplying the 3X Unvested Shares by the percentage of the 3X Target Spread that has been achieved and (b) subtracting the number of 3X Unvested Shares that have previously vested. The percentage of the 3X Target Spread achieved on any trading day will be determined by dividing the difference between the Ten Day Average Price on such trading day and the IPO Price by the 3X Target Spread.

Notwithstanding anything herein to the contrary, in the event of a Corporate Transaction, any 3X Unvested Shares that have not vested pursuant to the terms hereof prior to the Corporate Transaction shall vest immediately prior to the specified effective date of such Corporate Transaction if the value of the per share consideration payable to holders of Common Stock in the Corporate Transaction with respect to their shares of Common Stock, as determined by the Company in accordance with the terms and conditions of the applicable definitive agreement pursuant to which the Corporate Transaction will be consummated, is equal to or greater than the 3X Target Price.

For purposes of clarity, the 3X Unvested Shares shall only vest once for achieving a particular Ten Day Average Price for each of ten (10) consecutive trading days in excess of the IPO Price. For example, once [ ] 3X Unvested Shares vest due to the Ten Day Average Price equaling $[ ] for each of ten (10) consecutive trading days, [ ] 3X Unvested Shares will not vest again any other trading day on which the Ten Day Average Price equals $[ ] for each of ten (10) consecutive trading days.

5X Unvested Shares

[—] Unvested Shares (the “5X Unvested Shares”) will fully vest when the Ten Day Average Price for each of ten (10) consecutive trading days has equaled or exceeded $ (the “5X Target Price”). To the extent that the Ten Day Average Price for each of ten (10) consecutive trading days is less than the 5X Target Price but greater than 3X Target Price (the difference between the 3X Target Price and the 5X Target Price, the “5X Target Spread”) on any trading day, the number of 5X Unvested Shares that will vest on such trading day will be determined on a proportionate (straight-line) basis by (a) multiplying the 5X Unvested Shares by the percentage of the 5X Target Spread that has been achieved and (b) subtracting the number of 5X Unvested Shares that have previously vested. The percentage of the 5X Target Spread achieved on any trading day will be determined by dividing the difference between the Ten Day Average Price on such trading day and the 3X Target Price by the 5X Target Spread.

Notwithstanding anything herein to the contrary, in the event of a Corporate Transaction, any 5X Unvested Shares that have not vested pursuant to the terms hereof prior to the Corporate Transaction shall vest immediately prior to the specified effective date of such Corporate Transaction if the value of the per share consideration payable to holders of Common Stock in the Corporate Transaction with respect to their shares of Common Stock, as determined by the Company in accordance with the terms and conditions of the applicable definitive agreement pursuant to which the Corporate Transaction will be consummated, is equal to or greater than the 5X Target Price.

For purposes of clarity, the 5X Unvested Shares shall only vest once for achieving a particular Ten Day Average Price for each of ten (10) consecutive trading days in excess of the 3X Target Price. For example, once [ ] 5X Unvested Shares vest due to the Ten Day Average Price equaling $[ ] for each of ten (10) consecutive trading days, [ ] 5X Unvested Shares will not vest again any other trading day on which the Ten Day Average Price equals $[ ] for each of ten (10) consecutive trading days.

The IPO Price, 3X Target Price, and 5X Target Price shall be subject to adjustment for changes in capitalization as provided in Section 4(b) of the Plan.

For purposes of this Agreement, “Ten Day Average Price” shall mean, as of any date, the average Fair Market Value of the Common Stock for the last ten (10) consecutive trading days, as determined after market close on the tenth (10th) such consecutive trading day.

Notwithstanding anything herein to the contrary, any 3X Unvested Shares and/or 5X Unvested Shares that have not vested pursuant to the terms hereof by the third anniversary of the Registration Date shall be forfeited and deemed reconveyed to the Company for no cash or other consideration.

Cause:	For purposes of Section 6(c)(i)(A) and Section 6(c)(ii) of the Plan, [GF: Section 6(h)(i)(B) and Section 6(h)(i)(E) of the definition of Cause set forth in your Advisory Services Agreement] [CA: Section 5(g)(i)(B) and Section 5(g)(i)(E) of the definition of Cause set forth in your Amended and Restated Employment Agreement] shall apply in lieu of clauses (iv) and (v) of the definition of Cause set forth in the Plan.

Selling Restrictions:	[USE THE FOLLOWING FOR VESTED SHARES ISSUED IN EXCHANGE FOR TIME-BASED UNITS FOR WHICH THE RESTRICTIONS WILL LAPSE BASED ON THE CURRENT TIME-BASED VESTING SCHEDULE]

Vested Shares Subject to Time-Lapsing Selling Restrictions

Subject to Section 6(c) of the Plan, the Selling Restrictions will lapse with respect to the number of Vested Shares set forth in the table below on the corresponding date:

Number of Vested Shares	Lapse Date
[—] Shares of Common Stock
[—] Shares of Common Stock
[—] Shares of Common Stock
[—] Shares of Common Stock

[USE THE FOLLOWING FOR VESTED SHARES ISSUED IN EXCHANGE FOR UNITS FOR WHICH THE RESTRICTIONS WILL LAPSE BASED ON PRICE]

Vested Shares Subject to Performance-Lapsing Selling Restrictions

Subject to Section 6(c) of the Plan, the Selling Restrictions will lapse with respect to the number of Vested Shares set forth in the table below on the date on which the Ten Day Average Price has reached and remained for ten (10) consecutive trading days at the corresponding Lapse Price set forth below:

Number of Vested Shares	Lapse Price
[—] Shares of Common Stock	[$—] per share

The Lapse Price shall be subject to adjustment for changes in capitalization as provided in Section 4(b) of the Plan. For purposes of clarity, the Selling Restrictions will lapse only once as to a particular installment attributable to attaining (for ten (10) consecutive trading days) a Ten Day Average Price equal to the Lapse Price and there shall be no requirement that the Fair Market Value of the Common Stock remain above the Lapse Price after such date.

Notwithstanding anything herein to the contrary, in the event of a Corporate Transaction, the Selling Restrictions shall lapse immediately prior to the specified effective date of such Corporate Transaction with respect to the total number of Vested Shares set forth in the tables above to the extent that such Shares remain subject to the Selling Restrictions immediately prior to the Corporate Transaction; provided that with respect to the Vested Shares subject to Performance Lapsing Selling Restrictions the value of the per share consideration payable to holders of Common Stock in the Corporate Transaction with respect to their shares of Common Stock, as determined by the Company in accordance with the terms and conditions of the applicable definitive agreement pursuant to which the Corporate Transaction will be consummated, is equal to or greater than the Lapse Price set forth above.

Termination of Continuous Service:	The Vested Shares will be subject to repurchase at the option of the Company pursuant to Section 6(c) of the Plan in the event of your termination of Continuous Service; provided, however, that:

(1) in the event of termination of your Continuous Service for Cause, Section 6(c)(i) of the Plan shall read as follows:

In the event your Continuous Service is terminated by the Company or an Affiliate (A) for Cause (other than pursuant to [GF: Section 6(h)(i)(B) and Section 6(h)(i)(E) of the definition of Cause set forth in your Advisory Services Agreement] [CA: Section 5(g)(i)(B) and Section 5(g)(i)(E) of the definition of Cause set forth in your Amended and Restated Employment Agreement]), any Vested Shares that remain subject to the Selling Restrictions shall be deemed reconveyed to the Company for no cash or other consideration and the Company shall thereafter be the legal and beneficial owner of such Shares and shall have all rights and interest in or related thereto without further action by you and (B) for Cause (pursuant to any clause of the definition of Cause), any Unvested Shares shall be deemed reconveyed to the Company for no cash or other consideration.

and (2) in the event of termination of your Continuous Service without Cause or for Good Reason, or for death or Disability, Section 6(c)(iii) of the Plan, shall read as follows:

In the event your Continuous Service is terminated by the Company or an Affiliate without Cause or by you for Good Reason, or is terminated on account of your death or Disability, (A) your 3X Unvested Shares and 5X Unvested

Shares, to the extent unvested, shall remain outstanding and vest according to their terms for a period of up to the lesser of two (2) years following the date of termination or the third anniversary of the Registration Date (at which time the 3X Unvested Shares and 5X Unvested Shares that remain unvested shall expire and be cancelled for no consideration), and (B) the Company shall have the right, for a period of ninety (90) days commencing on the date that is two (2) years following the date of such termination to purchase from you any Vested Shares issued to you hereunder that remain subject to the Selling Restrictions as of the date that is two (2) years following the date of termination for their Fair Market Value. The purchase price payable by the Company pursuant to the preceding sentence shall be paid in lump sum in cash on the date of exercise of the repurchase right. In the event the Company fails to exercise its repurchase right within the ninety (90) day period described herein, the Selling Restrictions then applicable to the Vested Shares subject to this Agreement shall immediately lapse upon the expiration of such ninety (90) day period.

Corporate Transaction:	For purposes of this Agreement, “Corporate Transaction” means any of the following transactions, provided, however, that the Committee shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

	(i)	a merger or consolidation of the Company in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

	(ii)	the sale, transfer or other disposition of all or substantially all of the assets of the Company;

	(iii)	the complete liquidation or dissolution of the Company;

	(iv)	any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v)	acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction.

The issuance of the Shares pursuant to this Agreement is subject to the terms of the Plan except to the extent the Plan is expressly modified by the terms of this Agreement. This Agreement is intended to set forth some of the material terms of your replacement Shares. Please review the attached Plan document carefully as it contains important additional terms applicable to your replacement Shares that are not set forth in this Agreement. You hereby acknowledge and agree that as a result of this Agreement and the Replacement Agreement dated as of the date hereof among you, the Company and HH, you have no equity or other ownership interest in HH, you are not a member of HH and you have no further rights or obligations under any operating agreement of HH.

The Company acknowledges that (i) you consider the contributions by you to the Company as contemplated by this Agreement and the contemporaneous contribution (a) by HH to the Company of all of the issued and outstanding shares of the Operating Company, (b) by the public pursuant to the IPO, and (c) otherwise by you as a holder of units of HH, as integrated transactions and together as transfers described in Section 351 of the Code, and (ii) you intend to report the transactions contemplated by this Agreement as transfers described in Section 351 of the Code in connection with any applicable tax returns or other tax reports required to be filed or made. The Company agrees that it will report the foregoing as a tax free transaction on any applicable tax returns or other tax reports required to be filed.

Warm Regards,

RESTORATION HARDWARE HOLDINGS, INC.

By:	By:
Name:	Name:
Title:	Title:

[Acknowledgement follows on next page.]

I acknowledge receipt of this Agreement, a copy of the Plan and the terms contained herein. I acknowledge and agree that nothing in this Agreement or the Plan shall confer upon me any right with respect to continuation of my service, that this Agreement is not an employment contract, and that employment with the Company or an Affiliate thereof is on an “at will” basis and may be terminated by me or the Company or an Affiliate, as applicable, at any time, for any reason, subject to the terms of my employment or service agreement (if any) with Company or an Affiliate thereof. In addition, I acknowledge that neither the Company nor any Affiliate thereof is making any guarantee as to the tax treatment or consequences of the grant, vesting, or sale of the Shares issued to me hereunder, and that I have been advised by the Company to, and have, consulted my own individual tax advisor.

Acknowledged:

By:
Name:
Date:

[Appendix A follows on next page.]

APPENDIX A

ADDITIONAL TERMS AND CONDITIONS

1. Transfer Restrictions Applicable to Unvested Shares. The Unvested Shares issued to you hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by you prior to the date when such Shares become vested pursuant to the Vesting Schedule set forth on this first page of this Agreement. Any attempt to transfer Unvested Shares in violation of this Section 1 will be null and void and will be disregarded.

2. Legends. You understand and agree that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares subject to this Agreement together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN AGREEMENT BETWEEN THE COMPANY AND THE NAMED STOCKHOLDER. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT AND THE RESTORATION HARDWARE HOLDINGS, INC. 2012 EQUITY REPLACEMENT PLAN, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.

3. Stop Transfer Notices. In order to ensure compliance with the Selling Restrictions, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

4. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

5. Escrow of Stock. For purposes of facilitating the enforcement of the provisions of this Agreement and the Selling Restrictions, you agree, immediately upon receipt of the certificate(s) for the Shares, to deliver the certificate(s) attributable to the Unvested Shares and that portion of the Vested Shares then subject to the Selling Restrictions, together with an Assignment Separate from Certificate in the form attached hereto as Exhibit A, executed in blank by you with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Shares are unvested or otherwise subject to the Selling Restrictions, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. You hereby acknowledge that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to enter into this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable.

You agree that the Unvested Shares and the Shares subject to the Selling Restrictions may be held electronically in a book entry system maintained by the Company’s transfer agent or other third-party and that all the terms and conditions of this Section 5 applicable to certificated Shares will apply with the same force and effect to such electronic method for holding the Shares. You agree that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Subject to the provisions of any security or lock-up agreement relating to your purchase or receipt of the Shares, upon vesting of the Unvested Shares or the expiration of the Selling Restrictions, as applicable, the escrow holder will transmit to you the certificate evidencing the Shares that have vested or with respect to which the Selling Restrictions have lapsed.

6. Additional Securities and Distributions.

a. Any securities or cash received (other than a regular cash dividend) as the result of ownership of the Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other transaction described in Section 4(b) of the Plan, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Shares with respect to which they were issued, including, without limitation, the Selling Restrictions set forth in Section 6(c) of the Plan. You shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but you may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, you may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.

b. The Company shall disburse to you all regular cash dividends with respect to the Shares and Additional Securities (whether vested or not), less any applicable withholding obligations.

7. Taxes. You are ultimately liable and responsible for all taxes owed by you in connection with the issuance of the Shares, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the Shares. Neither the Company nor any Affiliate makes any representation or undertaking regarding the tax treatment of the issuance of the Shares, the lapse of Selling Restrictions, or the subsequent sale of Shares subject to this Agreement. The Company and its Affiliates do not commit and are under no obligation to structure this Agreement to reduce or eliminate your tax liability.

8. Assignment. Whenever the Company shall have the right to repurchase the Vested Shares pursuant to Section 6(c) of the Plan, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations, to exercise all or a part of such repurchase right.

9. Entire Agreement. The Plan, this Agreement and any applicable lock-up agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

10. Construction. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of the Agreement for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

[Exhibit A follows on next page.]

EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto             ,          (            ) shares of the Common Stock of Restoration Hardware Holdings, Inc., a Delaware corporation (the “Company”), standing in his name on the books of, the Company represented by Certificate No. herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock in the books of the Company with full power of substitution.

DATED:

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned.]

13